Registration Statement No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                             Conexant Systems, Inc.
             (Exact name of registrant as specified in its charter)

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               DELAWARE                                  25-1799439
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

          4311 Jamboree Road
       Newport Beach, California                           92660-3095
(Address of Principal Executive Offices)                   (Zip Code)

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              CONEXANT SYSTEMS, INC. 2000 NON-QUALIFIED STOCK PLAN
                            (Full title of the plan)

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                            DENNIS E. O'REILLY, ESQ.
              Senior Vice President, General Counsel and Secretary
                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095
                     (Name and address of agent for service)

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                                 (949) 483-4600
          (Telephone number, including area code, of agent for service)

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                                    Copy to:
                              PETER R. KOLYER, ESQ.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100
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                         Calculation of Registration Fee

------------------------------------  -----------------  --------------------------  --------------------------  ----------------
                                        Amount to be          Proposed maximum       Proposed maximum aggregate     Amount of
Title of securities to be registered     registered      offering price per unit(1)      offering price (1)      registration fee
------------------------------------  -----------------  --------------------------  --------------------------  ----------------
Common Stock, par value $1 per share
(including the associated Preferred
Share Purchase Rights)..............  15,000,000 shares           $59.875                   $898,125,000             $249,679
------------------------------------  -----------------  --------------------------  --------------------------  ----------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low per share market price of the Common Stock on November 16, 1999, as reported on The Nasdaq Stock Market, Inc. National Market System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) Registration Statement on Form 10, as amended (the "Form 10"), of Conexant Systems, Inc. ("Conexant") (File No. 000-24923) (including the description of Conexant's Common Stock and Preferred Share Purchase Rights).

         (b) Quarterly Reports on Form 10-Q of Conexant for the quarters ended December 31, 1998, March 31, 1999 and June 30, 1999.

         (c) Current Reports on Form 8-K of Conexant dated January 12, 1999, January 20, 1999, May 3, 1999, May 12, 1999, June 11,
                  1999, July 22, 1999 and September 13, 1999.

         All documents subsequently filed by Conexant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

         This Item is not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Dennis E. O'Reilly, Esq., who has passed upon the legality of any newly issued shares of Common Stock of Conexant covered by this Registration Statement, is Senior Vice President, General Counsel and Secretary of Conexant.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law (the "DGCL") permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. Conexant's Restated Certificate of Incorporation provides that Conexant directors are not liable to Conexant or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Conexant or its shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or
(iv) for any transaction from which a director derived an improper personal benefit.

         The DGCL provides for indemnification of directors, officers, employees and agents subject to certain limitations. Conexant's Amended By-Laws and the appendix thereto provide for the indemnification of directors, officers, employees and agents of Conexant to the extent permitted by Delaware law. Conexant's directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

         This Item is not applicable.

Item 8.  Exhibits.

4.1 Restated Certificate of Incorporation of Conexant, filed as Exhibit 4.1 to Conexant's Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.2 Amended By-Laws of Conexant, filed as Exhibit 99.3 to Conexant's Current Report on Form 8-K dated January 12, 1999, is incorporated herein by reference.

4.3 Specimen certificate for Conexant's Common Stock, par value $1 per share, filed as Exhibit 4.3 to Conexant's Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4 Rights Agreement, dated as of November 30, 1998, by and between Conexant and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to

         Conexant's Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.5      Conexant Systems, Inc. 2000 Non-Qualified Stock Plan.

5 Opinion of Dennis E. O'Reilly, Esq., Senior Vice President, General Counsel and Secretary of Conexant, as to the legality of any newly issued shares of Common Stock of Conexant covered by this Registration Statement.

23.1 Consent of Deloitte & Touche LLP, independent auditors, set forth on Page II-6 of this Registration Statement.

23.2 Consent of Dennis E. O'Reilly, Esq., Senior Vice President, General Counsel and Secretary of Conexant, contained in his opinion filed as
         Exhibit 5 to this Registration Statement.

23.3 Consent of Chadbourne & Parke LLP, set forth on Page II-6 of this Registration Statement.

24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Conexant.

Item 9.  Undertakings.

A.       Conexant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by

         Conexant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of Conexant's annual report pursuant to
         Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Conexant pursuant to the foregoing provisions, or otherwise, Conexant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Conexant of expenses incurred or paid by a director, officer or controlling person of Conexant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Conexant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 19th day of November, 1999.

                                     CONEXANT SYSTEMS, INC.

                                   By /s/ Dennis E. O'Reilly
                                     ------------------------------------------
                                     (Dennis E. O'Reilly, Senior Vice President,
                                           General Counsel and Secretary)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 19th day of November, 1999 by the following persons in the capacities indicated:

         Signature                                   Title
         ---------                                   -----

     DWIGHT W. DECKER*         Chairman of the Board and Chief Executive Officer
                                   (principal executive officer) and Director

     DONALD R. BEALL*                               Director

   RICHARD M. BRESSLER*                             Director

     F. CRAIG FARRILL*                              Director

      JERRE L. STEAD*                               Director

   BALAKRISHNAN S. IYER*       Senior Vice President and Chief Financial Officer
                                          (principal financial officer)

     STEVEN M. THOMSON*                   Vice President and Controller
                                          (principal accounting officer)

  *By /s/ Dennis E. O'Reilly
     ----------------------------------------
     (Dennis E. O'Reilly, Attorney-in-fact)**


** By authority of the power of attorney filed as Exhibit 24 to this Registration Statement.

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

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Conexant Systems, Inc. on Form S-8 for the Conexant Systems, Inc. 2000 Non-Qualified Stock Plan (the "Plan"), of our report dated November 4, 1998 on the combined financial statements and financial statement schedule of the semiconductor systems business of Rockwell International Corporation, appearing in the Registration Statement on Form 10 (File No. 000-24923), as amended on December 1, 1998, of Conexant Systems, Inc. We also consent to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Costa Mesa, California
November 17, 1999



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                               CONSENT OF COUNSEL


         We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectus related to this Registration Statement on Form S-8 filed by Conexant Systems, Inc. in respect of the Conexant Systems, Inc. 2000 Non-Qualified Stock Plan.


                                                     CHADBOURNE & PARKE LLP

30 Rockefeller Plaza
New York, New York 10112
November 19, 1999

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

                                  EXHIBIT INDEX

Exhibit
Number                                                                     Page
------                                                                     ----

4.1      Restated Certificate of Incorporation of Conexant, filed as
         Exhibit 4.1 to Conexant's Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.2 Amended By-Laws of Conexant, filed as Exhibit 99.3 to Conexant's Current Report on Form 8-K dated January 12, 1999, is incorporated herein by reference.

4.3 Specimen certificate for Conexant's Common Stock, par value $1 per share, filed as Exhibit 4.3 to Conexant's Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4 Rights Agreement, dated as of November 30, 1998, by and between Conexant and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to Conexant's Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.5      Conexant Systems, Inc. 2000 Non-Qualified Stock Plan.

5 Opinion of Dennis E. O'Reilly, Esq., Senior Vice President, General Counsel and Secretary of Conexant, as to the legality of any newly issued shares of Common Stock of Conexant covered by this Registration Statement.

23.1 Consent of Deloitte & Touche LLP, independent auditors, set forth on Page II-6 of this Registration Statement.

23.2 Consent of Dennis E. O'Reilly, Esq., Senior Vice President, General Counsel and Secretary of Conexant, contained in his opinion filed as Exhibit 5 to this Registration Statement.

23.3 Consent of Chadbourne & Parke LLP, set forth on Page II-6 of this Registration Statement.

24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Conexant.